UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 20, 2012 (March 15, 2012)

NOVATEL WIRELESS, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE	COMMISSION FILE:	86-0824673
(State or other jurisdiction of incorporation or organization)	000-31659	(I.R.S. Employer Identification No.)

9645 Scranton Road

San Diego, CA 92121

(Address of principal executive offices)

Registrant’s telephone number, including area code: (858) 320-8800

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On March 15, 2012, the Superior Court for the State of California, County of San Diego (the Court), granted preliminary approval of a settlement of the consolidated derivative action pending against Novatel Wireless, Inc. (the Company), as nominal defendant, and certain of the Company’s current and former officers and directors, as defendants. Attached hereto is Exhibit 20.1, the Stipulation of Settlement (and accompanying exhibits) and Exhibit 20.2, the Notice of Proposed Derivative Settlement. The Court has scheduled a hearing on May 4, 2012, for final determination of this action. The Company makes reference to its Annual Report on Form 10-K for the period ended December 31, 2011 filed with the Securities and Exchange Commission on March 5, 2012 for further information.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are furnished with this report:

(20.1)	Stipulation of Settlement.

(20.2)	Notice of Proposed Derivative Settlement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Novatel Wireless, Inc.

Date: March 20, 2012	By:	/s/ Catherine Ratcliffe
Catherine Ratcliffe

Senior Vice President, Business Affairs, General Counsel and Secretary

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

20.1	Stipulation of Settlement.

20.2	Notice of Proposed Derivative Settlement.

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